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                                                       EXHIBIT  23.1
                                                        ------------


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2003, in the Registration Statement (Form S-3, No. 333-99673) and related Prospectus of Electric Fuel Corporation for the registration of 12,606,151 shares of its Common Stock and to the incorporation by reference therein of our report with respect to the consolidated financial statements of Electric Fuel Corporation included in its Annual Report (Form
10-K), as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                   /s/  Kost  Forer  and  Gabbay
                                 ------------------------------------------
                                         Kost  Forer  &  Gabbay
                                   A  Member  of  Ernst  &  Young  Global




Tel-Aviv, Israel
May 8, 2003

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